Exhibit 11

              Statement Regarding Computation of Per Share Earnings

                   For Year Ended June 30, 1998, 1997 and 1996


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

                                                                 For the Year Ended June 30,
                                                     --------------------------------------------------------
                                                       1998                 1997                     1996
                                                     ----------        -----------------         ------------
                                                         (Dollars in thousands, except per share amounts)

Net income...........................................   $11,198                $6,886                   $7,841
                                                       ========              ========                  =======
Number of shares outstanding
Weighted average shares issued...................... 11,900,000            11,900,000               11,900,000
Less: Weighted average shares held in treasury......  2,268,513             2,233,752                1,231,068
Less: Average shares held by the ESOP...............    952,000               952,000                  952,000
Plus: ESOP shares released or committed to..........
        be released during the fiscal year..........    269,870               188,396                  112,600
                                                     ----------            ----------               ----------
         Average basic shares.......................  8,949,357             8,902,644                9,829,532
Plus: Average common stock equivalents..............    740,298               537,212                  296,902
                                                     ----------            ----------              -----------
        Average diluted shares......................  9,689,655             9,439,856               10,126,434
                                                     ==========            ==========              ===========
Earnings per common share
        Basic.......................................      $1.25                 $0.77                    $0.80
                                                         ======                ======                   ======
       Diluted.....................................       $1.16                 $0.73                    $0.77
                                                         ======                ======                   ======
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